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                                  EXHIBIT 21.1

                                   ITXC CORP.

                              List of Subsidiaries
                              --------------------



             NAME                                     JURISDICTION
             ----                                     ------------

ITXC Data Transport Services, LLC                       Delaware

      ITXC Asia PTE LTD                                 Singapore